Exhibit 10.2

AMENDMENT NUMBER 1

TO THE CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN

REVISED AND CONSOLIDATED AS AT JANUARY 1, 2024

AMENDMENTS EFFECTIVE JANUARY 1, 2025

1.Add the following as paragraph 2.24.1:

“2.24.1 Executive DB Member

“Executive DB Member” means a DB Member who holds a permanent position in an eligible salary classification as determined by the Board.”

2.Add the following as clause 4.02(d)(iii):

“(iii) Notwithstanding clause (i), an Employee who:

(A)either:

(I)was in a position covered by a collective agreement with a Union on June 1, 2013 and subsequently became a Management Employee; or

(II)was hired by the Company in a position covered by a collective agreement with a Union after June 1, 2013 and subsequently became a Management Employee;

(B)in accordance with clause (i), elected to remain a DB Member upon becoming a Management Employee under subclause (A) above; and

(C)subsequently becomes an Executive DB Member,

may irrevocably elect, within the time period and on a form prescribed by the Company, to become a DC Member effective January 1 of any year that is:

(D)on or after January 1, 2025; and

(E)coincident with or subsequent to his becoming an Executive DB Member.”

3.Replace subparagraph 4.05(e) with the following:

"(e)Any Management Employee described in clause 4.02(d)(i) or 4.02(d)(ii) who fails to make an election thereunder shall be deemed to have irrevocably elected to remain a DB Member.

4.Replace clause 6.11(d)(iii) with the following

"(iii)who was in a position covered by a collective agreement with a Union and, who upon becoming a Management Employee, or at any time thereafter in accordance with clause 4.02(d)(iii), elects to participate in the Defined Contribution Provision, or”